As filed with the Securities and Exchange Commission on APRIL 14, 1995

                                              Registration No. 33-88782
_______________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                             AMENDMENT NO. 1
                                   to
                                FORM S-3
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933

                      DUTY FREE INTERNATIONAL, INC.
         (Exact name of registrant as specified in its charter)

       Maryland                                         52-1292246
    (State or other                                  (I.R.S. Employer
     jurisdiction of                                  Identification
     incorporation                                       Number)
     or organization)

                           63 Copps Hill Road
                     Ridgefield, Connecticut  06877
                             (203) 431-6057
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Alfred Carfora
                                President
                      Duty Free International, Inc.
                           63 Copps Hill Road
                      Ridgefield, Connecticut 06877
                             (203) 431-6057
        (Name, address, including zip code, and telephone number,
               including area code, of agent for service)

                                Copy to:

                        Stephen P. Farrell, Esq.
                         Morgan, Lewis & Bockius
                             101 Park Avenue
                        New York, New York  10178
                              (212) 309-6050

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                               48,193 Shares


                       DUTY FREE INTERNATIONAL, INC.


                               Common Stock
                            __________________


     This Prospectus relates to the offer and sale of up to 48,193 shares of Common Stock, par value $.01 per share, of Duty Free International, Inc. All of the Common Stock offered hereby may be sold from time to time by and for the account of the selling stockholder named in this Prospectus (the "Selling Stockholder"). See "Selling Stockholder." The methods of sale of the Common Stock offered hereby are described under the heading "Plan of Distributions." The Company will receive none of the proceeds from such sales. The Company will pay all expenses (other than underwriting and brokerage expenses, fees, discounts and commissions, all of which will be paid by the Selling Stockholder) incurred in connection with the offering described in this Prospectus.

  The Selling Stockholder and any broker-dealer that participate in the distribution of the Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any commission or profit on the resale of shares received by such broker-dealers may be deemed to be underwriting commissions and discounts under the 1933 Act. Upon the Company's being notified by the Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, disclosing among other things the names of such broker-dealers, the number of shares involved, the price at which such shares are being sold and the commissions paid or the discounts or concessions allowed to such broker-dealers.

  The Common Stock of the Company is listed on the New York Stock
Exchange (Symbol: DFI). On APRIL 12, 1995, the closing price of the Common Stock was $7.75 per share.

FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD
BE CONSIDERED IN CONNECTION WITH AN INVESTMENT
IN THE COMMON STOCK, SEE "RISK FACTORS".




                THESE SECURITIES HAVE NOT BEEN APPROVED OR
                DISAPPROVED BY THE SECURITIES AND EXCHANGE
              COMMISSION OR ANY STATE SECURITIES COMMISSION
           NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
           STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE.



             The date of this Prospectus is April       , 1995

     No person has been authorized to give any information or to make any representation other than those contained in, or incorporated by reference into, this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities by anyone, in any state in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date hereof.

     A registration statement on Form S-3 in respect of the Common
Stock offered by this Prospectus (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, under the 1933 Act. This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Accordingly, additional information concerning the Company and such securities can be found in the Registration Statement, including various exhibits thereto, which may be inspected at the Public Reference Section of the Commission.

                           AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements, and other information filed by the Company with the Commission can be inspected and copied, at prescribed rates, during normal business hours at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Common Stock is listed on the New York Stock Exchange. Copies of the Company's reports, proxy and information statements and other information can also be inspected at the New York Stock Exchange.

                  DOCUMENTS INCORPORATED BY REFERENCE

     The following documents are incorporated by reference into this
Prospectus:

     (1) THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR ITS FISCAL YEAR ENDED JANUARY 31, 1994 (FILED ON APRIL 25, 1994);

     (2) THE QUARTERLY REPORTS OF THE COMPANY ON FORM 10-Q FOR ITS FISCAL QUARTERS ENDED APRIL 30, 1994 (FILED ON JUNE 20, 1994), JULY 31, 1994 (FILED(2) ON SEPTEMBER 9, 1994) AND OCTOBER 31, 1994 (FILED ON DECEMBER 14, 1994, AS AMENDED BY FORM 10-Q/A FILED ON APRIL 14, 1995);

     (3) THE CURRENT REPORTS OF THE COMPANY ON FORM 8-K DATED JANUARY 15, 1994 (FILED ON FEBRUARY 10, 1994), MAY 1, 1994 (FILED ON MAY 10, 1994, AS AMENDED BY FORM 8-K/A DATED JUNE 20, 1994 FILED JUNE 20, 1994), NOVEMBER 2, 1994 (FILED ON NOVEMBER 10, 1994) AND FEBRUARY 28, 1995 (FILED ON MARCH 9, 1995);

     (4)  THE COMPANY'S PROXY STATEMENT FOR THE ANNUAL MEETING OF
STOCKHOLDERS HELD ON MAY 20, 1994; AND

     (5) The description of the Company's Common Stock registered under the 1934 Act contained in the Company's Form 8-A filed with the Commission on December 6, 1991, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Duty Free International, Inc. 63 Copps Hill Road, Ridgefield, Connecticut 06877, telephone: (203) 431-6057, Attention:
Secretary.
                                THE COMPANY

     Duty Free International, Inc. operates in several distinct markets of the duty free industry in the United States. This highly specialized industry sells merchandise such as liquor, tobacco products, perfume and luxury gifts free of all duties and sales and excise taxes to persons leaving the United States and to foreign diplomats serving in the United States and abroad. The Company offers quality brand-name merchandise at savings generally ranging from 20% to 60% off retail prices in the countries of its customers' destinations.

     The Company is the leading operator of duty free stores along the United States borders with Canada and Mexico and the largest supplier of duty free merchandise both to foreign diplomats in the United States and to ships engaged in international travel and trade departing from the northeastern United States. In addition, the Company is one of the leading operators of duty free and retail stores in international airports in the United States, and of duty free shops on board international airlines.

     In May 1993, the Company acquired a controlling interest in Bared Jewelers of the V.I., Inc. ("Bared Jewelers"), which operates three stores in the primary shopping area of St. Thomas serving cruise ships and air travelers to the island. This acquisition is not material to the financial position or results of operations of the Company.

     In May 1994, the Company acquired Inflight Sales Group Limited ("Inflight"). Inflight, with sales of approximately $105,000,000 during its year ended December 31, 1993, is the leading concessionaire/operator and supplier of duty free merchandise to international airlines. In addition, Inflight is the leading supplier to international airlines of amenity kits for distribution to their first class and business class travelers. THE PURCHASE PRICE WAS APPROXIMATELY $73,300,000.

     IN NOVEMBER 1994, THE COMPANY ANNOUNCED A RESTRUCTURING PLAN TO IMPROVE THE COMPANY'S PROFITABILITY. THE IMPLEMENTATION OF THE PLAN IS EXPECTED TO REDUCE THE COMPANY'S WORKFORCE BY AT LEAST 210, AND LOWER DIRECT OPERATING COSTS BY APPROXIMATELY $7,400,000 PER YEAR. A TOTAL OF 23 STORES AND BUSINESS LOCATIONS, WHICH HAD BEEN GENERATING APPROXIMATELY $14,500,000 IN ANNUAL SALES, WILL BE CLOSED. A PRE-TAX CHARGE TO EARNINGS OF $7,571,000 WAS TAKEN IN THE COMPANY'S FISCAL
QUARTER ENDED OCTOBER 31, 1994 AS A RESULT OF RESTRUCTURING.   AS OF
JANUARY 29, 1995, THE COMPANY HAD CLOSED 14 NORTHERN BORDER DIVISION STORES AND HAS SCHEDULED THE CLOSING OF THE REMAINING SEVEN AIRPORT DIVISION LOCATIONS AND TWO DIPLOMATIC AND WHOLESALE DIVISION LOCATIONS IN THE SPRING OF 1995.

     IN THE THIRD QUARTER OF FISCAL 1995, THE COMPANY CHANGED ITS
METHOD OF EVALUATING THE RECOVERABILITY OF INTANGIBLE ASSETS. UNDER THE NEW METHOD, FAIR VALUES OF INTANGIBLE ASSETS ARE DETERMINED BASED ON THE ESTIMATED DISCOUNTED FUTURE OPERATING CASH FLOWS OF THE RELATED ACQUIRED OPERATIONS OVER THE USEFUL LIFE OF EACH INTANGIBLE ASSET. PREVIOUSLY, IMPAIRMENT WAS MEASURED USING UNDISCOUNTED CASH FLOWS. HAD THE PREVIOUS POLICY REMAINED IN EFFECT, THERE WOULD HAVE BEEN NO SIGNIFICANT IMPAIRMENT AT OCTOBER 31, 1994. THE CHANGE IN ACCOUNTING FOR INTANGIBLE ASSETS RESULTED IN A WRITE-DOWN OF ASSET VALUE, AND A ONE-TIME, PRE-TAX CHARGE TO EARNINGS OF $46,002,000. THE FISCAL YEAR 1996 PRE-TAX AMORTIZATION CHARGE ASSOCIATED WITH THE ASSETS WRITTEN DOWN WOULD HAVE BEEN $3,500,000. ALTHOUGH THE WRITE-DOWN HAS NO IMPACT ON THE COMPANY'S CASH POSITION, IT DOES RESULT IN A MORE APPROPRIATE BALANCE SHEET VALUATION OF THE REMAINING GOODWILL AND OTHER INTANGIBLE ASSETS.

     THE COMPANY TOOK A $38,935,000 ($1.43 PER SHARE) AFTER-TAX CHARGE TO EARNINGS DURING THE THIRD QUARTER OF FISCAL 1995 ENCOMPASSING ALL COSTS ASSOCIATED WITH BOTH THE REVALUATION OF ITS INTANGIBLE ASSETS, THE STORE AND BUSINESS CLOSURES, AND WORKFORCE REDUCTIONS.

                           CURRENT DEVELOPMENTS

     NET SALES FOR THE QUARTER ENDED JANUARY 29, 1995 WERE $136,421,000, UP 44% FROM $94,665,000 IN THE FOURTH QUARTER A YEAR AGO. THE INCREASE WAS DUE PRIMARILY TO THE ACQUISITION OF INFLIGHT. THE COMPANY'S SALES, EXCLUDING INFLIGHT'S SALES, WERE $96,684,000, AN INCREASE OF 2% WHEN COMPARED TO THE PRIOR YEAR. NET EARNINGS FOR THE QUARTER WERE $3,513,000, OR $.13 PER SHARE, A 44% DECREASE FROM $6,261,000, OR $.23 PER SHARE, IN THE YEAR EARLIER.

     IN DECEMBER, 1994, THE MEXICAN GOVERNMENT DEVALUED THE PESO, CAUSING A DROP IN THE VALUE OF THE PESO VERSUS THE U.S. DOLLAR OF APPROXIMATELY 65%. THE DEVALUATION SIGNIFICANTLY REDUCED THE SOUTHERN BORDER DIVISION'S SALES DURING THE LAST TEN DAYS OF DECEMBER AND ALL OF JANUARY FROM THE SAME PERIODS IN THE PRIOR YEAR, AND IS EXPECTED TO HAVE A SIGNIFICANT NEGATIVE IMPACT ON THE SOUTHERN BORDER DIVISION'S SALES AND EARNINGS DURING FISCAL 1996. CREDITABLE AND PROTRACTED STABILITY IN THE VALUE OF THE MEXICAN PESO VERSUS THE U.S. DOLLAR IS AN IMPORTANT ELEMENT IN PROJECTING THE SOUTHERN BORDER DIVISION'S SALES AND EARNINGS FOR FISCAL 1996. DURING JANUARY AND FEBRUARY 1995, MANAGEMENT ADJUSTED ITS MARKETING AND PROMOTION PROGRAMS FOR THE SOUTHERN BORDER DIVISION, AND EFFECTED EXPENSE REDUCTIONS OF APPROXIMATELY $3,800,000 ANNUALLY.
NO SOUTHERN BORDER DIVISION STORES HAVE BEEN CLOSED. MANAGEMENT WILL CONTINUE TO MONITOR THE SOUTHERN BORDER DIVISION'S FISCAL 1996 SALES AND EARNINGS AND TAKE ADDITIONAL ACTIONS IF REQUIRED.

     FOR THE FISCAL YEAR ENDED JANUARY 29, 1995, NET SALES TOTALED $501,761,000, UP 33% FROM $376,436,000 FOR THE FISCAL YEAR ENDED JANUARY 31, 1994. THE INCREASE WAS DUE PRIMARILY TO THE ACQUISITION OF INFLIGHT ON MAY 1, 1994. THE COMPANY'S NET SALES FOR THE FISCAL YEAR ENDED JANUARY 29, 1995, EXCLUDING INFLIGHT'S SALES, WERE $379,871,000, A 0.9% INCREASE FROM THE FISCAL YEAR ENDED JANUARY 31, 1994. THE NET LOSS FOR THE YEAR ENDED JANUARY 29, 1995 WAS $24,802,000, OR $.91 PER SHARE, VERSUS NET INCOME OF $27,393,000, OR $1.01 PER SHARE, FOR THE YEAR ENDED JANUARY 31, 1994. NET EARNINGS FOR THE YEAR ENDED JANUARY 29, 1995, EXCLUDING THE AFTER-TAX EFFECTS OF THE RESTRUCTURING PLAN AND THE INTANGIBLE ASSET REVALUATIONS DESCRIBED ABOVE, WAS $14,133,000, OR $.52 PER SHARE, A 48% DECREASE FROM THE PRIOR YEAR. THE DECREASE WAS DUE PRIMARILY TO A SIGNIFICANT DECREASE IN THE NORTHERN BORDER DIVISION'S SALES AND EARNINGS, AND INTEREST EXPENSE RESULTING FROM THE ISSUANCE OF THE $115,000,000 7% SENIOR NOTES ON JANUARY 25, 1994.

     IN MARCH 1995, STANDARD AND POOR'S DOWNGRADED ITS RATING OF THE COMPANY'S $115,000,000 SENIOR NOTES FROM BBB TO BBB-, AND IN APRIL 1995, MOODY'S INVESTOR SERVICES DOWNGRADED ITS RATING OF THE COMPANY'S $115,000,000 SENIOR NOTES FROM Ba1 TO Ba2, PRIMARILY IN RESPONSE TO THE DEVALUATION OF THE MEXICAN PESO. THE DOWNGRADES WILL NOT AFFECT THE COMPANY'S CURRENT BORROWING COSTS UNDER THE SENIOR NOTES, AND THE COMPANY'S SENIOR NOTES REMAIN INVESTMENT GRADE ACCORDING TO STANDARD AND POOR'S. HOWEVER, THE DOWNGRADES COULD INCREASE THE COSTS OF ANY BORROWINGS IN THE FUTURE.

                               RISK FACTORS

EXCHANGE RATES - SALES

     THE MAJORITY OF THE COMPANY'S CUSTOMERS ARE NOT UNITED STATES RESIDENTS. THE VALUE OF THE U.S. DOLLAR RELATIVE TO FOREIGN CURRENCIES AFFECTS TRAVELERS' RELATIVE PURCHASING POWER, THEREBY AFFECTING THE COMPANY'S SALES. THE NORTHERN BORDER DIVISION'S AND THE SOUTHERN BORDER DIVISION'S SALES ARE SIGNIFICANTLY AFFECTED BY THE VALUE OF THE CANADIAN DOLLAR AND THE MEXICAN PESO, RESPECTIVELY, RELATIVE TO THE U.S. DOLLAR. THE DECLINES IN THE VALUE OF THE CANADIAN DOLLAR, AND, MORE RECENTLY, THE MEXICAN PESO HAVE RESULTED IN DIMINISHED SALES IN THE COMPANY'S NORTHERN BORDER AND SOUTHERN BORDER DIVISIONS. CONVERSELY, INCREASES IN THE VALUE OF OTHER CURRENCIES RELATIVE TO THE U.S. DOLLAR (E.G. THE JAPANESE YEN) TEND TO HAVE A POSITIVE EFFECT ON THE COMPANY'S SALES. ADDITIONALLY, THE DEVALUATION OF THE MEXICAN PESO WAS THE PRIMARY REASON FOR THE DOWNGRADES OF THE COMPANY'S DEBT RATINGS, WHICH COULD INCREASE THE COSTS OF BORROWINGS BY THE COMPANY IN THE FUTURE. SEE "CURRENT DEVELOPMENTS".

EXCHANGE RATE - PURCHASES

     THE COMPANY PURCHASES ABROAD FOR RESALE A SIGNIFICANT PORTION OF ITS PRODUCTS AT PRICES NEGOTIATED EITHER IN U.S. DOLLARS OR FOREIGN CURRENCIES. AS A RESULT, THE COMPANY'S COSTS ARE AFFECTED BY FLUCTUATIONS IN THE VALUE OF THE U.S. DOLLAR IN RELATION TO FOREIGN CURRENCIES. A DECREASE IN THE PURCHASING POWER OF THE U.S. DOLLAR RELATIVE TO OTHER CURRENCIES CAUSES A CORRESPONDING INCREASE IN THE PURCHASE PRICE OF PRODUCTS (E.G. LIQUOR AND FRAGRANCES) PURCHASED BY THE COMPANY FOR RESALE. THE COMPANY ENTERS INTO FOREIGN EXCHANGE FORWARD CONTRACTS AS A HEDGE AGAINST A PORTION OF ITS EXPOSURE TO CURRENCY FLUCTUATIONS ON COMMITMENTS TO PURCHASE MERCHANDISE. THE USE OF FOREIGN EXCHANGE FORWARD CONTRACTS FOR MERCHANDISE PURCHASES LESSENS THE UNCERTAINTY AND IMPACT OF EXCHANGE RATE FLUCTUATIONS ON THE COMPANY'S GROSS PROFIT MARGINS. THE COMPANY DOES NOT ENGAGE IN FOREIGN CURRENCY SPECULATION.

                                 PROCEEDS

     The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholder.

                            SELLING STOCKHOLDER

     The shares offered hereby were issued in connection with the Company's acquisition of a controlling interest in Bared Jewelers in May 1993.

     The following table and text shows each material relationship between the Selling Stockholder and the Company or its affiliates (including Bared Jewelers) within the past three years; the number of shares of the outstanding Common Stock of the Company owned by the Selling Stockholder as of December 31, 1994; the number of such shares which may be sold for the account of the Selling Stockholder; and the number of such shares that will be owned by the Selling Stockholder assuming the sale of all shares offered hereby. The Selling Stockholder did not beneficially own as of December 31, 1994, nor will he own as of the completion of this offering (unless additional shares are purchased by the Selling Stockholder), one percent or more of the outstanding Common Stock of the Company.

                    Number of                          Number of
                    Shares Owned   Shares Which      Shares Owned
Selling Stockholder Before Sale    May be Sold        After Sale
Luis Bared                48,193        48,193           0

     During the three years prior to the Company's acquisition of a controlling interest in Bared Jewelers in May 1993, Luis Bared was President, a Director and a stockholder of Bared Jewelers. Since the acquisition, Mr. Bared has continued as President and a stockholder of Bared Jewelers.

                           PLAN OF DISTRIBUTION

     The shares offered hereby may be sold by the Selling Stockholder or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the 1933 Act, in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     Upon the Company's being notified by the Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(b) under the 1933 Act, disclosing (a) the names of such broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

     The Selling Stockholder has agreed with the Company that, among other things, for so long as the Registration Statement remains in effect, he (1) will deliver a copy of this Prospectus, as amended or supplemented, to any broker-dealer or other intermediary and any person or entity purchasing any of the Selling Stockholder's shares hereunder,
(2) will give the Company certain specified notices with respect to any purchases or sales by the Selling Stockholder of any Common Stock of the Company and (3) will not engage in any stabilization activity in connection with the Company's securities. In addition, the Selling Stockholder will pay the underwriting and brokerage expenses, fees, discounts and commissions incurred in connection with this offering.

                                  EXPERTS

     The consolidated financial statements and the related supplemental schedules as of January 31, 1994 and 1993 and for each of the three years in the period ended January 31, 1994, incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1994, as amended, have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their reports which are incorporated by reference herein. These financial statements and supplemental schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements of Inflight Sales Group Ltd. at December 31, 1993 and 1992 and for the years then ended, which are incorporated by reference in this Prospectus, have been audited by Ernst & Young, independent auditors, whose report thereon is incorporated herein by reference.
Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                               LEGAL MATTERS
     The validity of the shares of Common Stock offered hereby is being passed upon by Morgan, Lewis & Bockius, New York, New York, counsel to the Company.

                                     -7-
PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     Expenses to be borne by the Company in connection with the registration and distribution of the Common Stock being registered, other than the commissions paid or the discounts or concessions allowed to broker-dealers, are as follows:

    SEC registration fee. . . . . . . . . .               $   143.33
     BLUE SKY FEES AND EXPENSES (INCLUDING LEGAL FEES)      5,000.00*
     Legal fees and expenses . . . . . . . .                5,000.00*
     Accounting fees and expenses. . . . . .                5,000.00*
     Printing expenses . . . . . . . . . . .                  500.00*
     Miscellaneous . . . . . . . . . . . . .                1,356.67*

       TOTAL . . . . . . . . . . . . . . . .              $17,000.00

__________________

*  Estimated


Item 15.  Indemnification of Directors and Officers.

     As authorized by 1988 amendments to the Maryland General Corporation Law, the Company's Charter provides that, to the fullest extent permitted by Maryland law, no director or officer of the Company shall be liable to the Company or its stockholders for monetary damages for the breach of any duty owed by such director or officer to the Company or to its stockholders. Maryland law does not permit the elimination of a director's or officer's liability, and each director or officer will be liable to the Company, to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The effect of this provision in the Charter is to eliminate the right of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director or officer for the breach of any duty owed by the director or officer to the Company or to its stockholders (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above. These provisions will not alter the liability of directors or officers under federal securities laws.

Section 2-418 of the Maryland General Corporation Law provides that each corporation incorporated thereunder, such as the Company, may indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith is not to be presumed from settlement. No indemnification is allowed in respect to any proceeding charging improper personal benefit to the officer or director in which such person was adjudged to be liable on the basis that personal benefit was improperly received. To the extent any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). A determination that the person to be indemnified meets the applicable standard of conduct, if not made by a court, is made by a board of directors by majority vote of a quorum consisting of directors not party to such action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses may be paid in advance upon receipt of undertakings to repay.
A corporation may purchase indemnification insurance.

  The Company's Charter and By-Laws state, as to indemnification, that the Company's officers and directors are entitled to indemnification against liabilities and expenses to the full extent permitted by Maryland law.

  The Company also currently maintains a directors' and officers' liability insurance policy for the benefit of its management and directors. The maintenance of such insurance coverage is considered vital by the Company in attracting and retaining the services of qualified directors and officers. The Company, however, cannot be assured that its existing policy will be renewed upon expiration or that, if the policy is not renewed, the Company will be able to obtain similar insurance coverage elsewhere or that the cost thereof will not be prohibitively expensive.

  The Company has entered into a separate indemnification agreement with Jack Africk, who is the Vice Chairman of the Board of Directors of the Company.

  The Agreement between the Company and the Selling Stockholder (identified as Exhibit 4.1) provides that the Selling Stockholder and, under certain circumstances, persons participating as underwriters in the offering or sale of the Common Stock being registered will indemnify and hold harmless the Company and each director, officer and controlling person of the Company with respect to any statement or omission in the Registration Statement or the Prospectus based upon written information furnished to the Company by or on behalf of the Selling Stockholder or such underwriters, as the case may be, for inclusion therein.

Item 16.  Exhibits

  (a) Exhibits:

  3.1 Charter of the Company (previously filed as an Exhibit to the Company's Registration Statement on Form S-1, Reg. No.
       33-43071)

  3.2  By-Laws of the Company (previously filed as an Exhibit to the Company's Current Report on Form 8-K dated December 27,
       1993)

  4.1  Terms of Registration Rights between the Company and the
       Selling Stockholder (previously filed as an Exhibit to the
       Company's Registration Statement on Form S-3, Reg. No. 33-
       64532)

  4.2  Specimen Stock Certificate with respect to Common Stock
       (previously filed as an Exhibit to Company's Registration
       Statement on Form S-1, Reg. No. 33-43071)

  5.1  Opinion of Morgan, Lewis & Bockius*

  23.1 Consent of KPMG Peat Marwick LLP, independent accountants

  23.2 Consent of Ernst & Young, independent auditors

  23.3 Consent of Morgan, Lewis & Bockius (included in Exhibit
       5.1) *

  24.1 Powers of Attorney (included in pages II-5 and II-6 of the Registration Statement) *


_________________
* Previously filed.


Item 17.  Undertakings.

  (A)  The undersigned hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do
_________   _______
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


  (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


  (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Ridgefield, State of Connecticut on the 13th day of APRIL, 1995.

            DUTY FREE INTERNATIONAL, INC.



            By: \s\ Alfred Carfora
                ------------------
                Alfred Carfora
                President and Chief Executive Officer


  Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                           Date



          *                   Chairman of the Board           APRIL 13, 1995
_______________
(John A. Couri)


          *                    President, Chief Executive     APRIL 13, 1995
_______________                  Officer, Director
(Alfred Carfora)               (Principal Executive Officer)


          *                    Director                       APRIL 13, 1995
_______________
(Jack Africk)


          *                    Director                       APRIL 13, 1995
_______________
(David H. Bernstein)


          *                    Director                       APRIL 13, 1995
_______________
(Heribert H. Diehl)

        *
                                    Director                   APRIL 13, 1995
_______________
(Morris W. Offit)


          *                         Vice President, Director   APRIL 13, 1995
_______________
(Carl Reimerdes)


          *                         Director                   APRIL 13, 1995
______________
(Susan Stackhouse)


          *                         Vice President of Finance, APRIL 13, 1995
_______________                        Chief Financial Officer
(Gerald F. Egan)                    and Secretary
                                    (Principal Financial and
                                    Accounting Officer)



*By: \s\ Gerald F. Egan
     _________________
     Gerald F. Egan
     Attorney-in-Fact

                               Exhibit Index
                               _____________

Exhibit                                                         Sequential
No.                                                             Page No.
_________                                                       __________


3.1 Charter of the Company (previously filed as an Exhibit to the Company's Registration Statement on Form S-1,
     Reg. No. 33-43071)


3.2 By-Laws of the Company (previously filed as an Exhibit to the Company's Current Report on Form 8-K dated
     December 27, 1993)

4.1 Terms of Registration Rights between the Company and the Selling Stockholder (previously filed as an Exhibit to the Company's Registration Statement on Form S-3,
     Reg. No. 33-64532)

4.2  Specimen Stock Certificate with respect to Common Stock
     (previously filed as an Exhibit to Company's Registration
     Statement on Form S-1, Reg. No. 33-43071)

5.1  Opinion of Morgan, Lewis & Bockius*

23.1 Consent of KPMG Peat Marwick LLP, independent accountants

23.2 Consent of Ernst & Young, independent auditors

23.3 Consent of Morgan, Lewis & Bockius (included in
     Exhibit 5.1) *

24.1 Powers of Attorney (included in pages II-5 and II-6 of
     the Registration Statement)
*


____________________
* Previously filed.